Exhibit 99.4

REVOCABLE PROXY

OMNIAMERICAN BANCORP, INC.
SPECIAL MEETING OF STOCKHOLDERS
[*], 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of OmniAmerican Bancorp, Inc. ("OmniAmerican") which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at OmniAmerican's headquarters, located at 1320 South University Drive, Fort Worth, Texas at [*] a.m. (local time) on [*], 2014 and at any adjournment or postponement thereof. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	AGAINST	ABSTAIN
1. A proposal to approve the merger of Omega Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Southside Bancshares, Inc., a Texas corporation, with and into OmniAmerican, with OmniAmerican as the surviving corporation.	☐	☐	☐
2. A proposal to approve, on an advisory (non-binding) basis, certain compensation that will or may become payable to OmniAmerican's named executive officers in connection with the first merger.	☐	☐	☐
3. A proposal to approve one or more adjournments of the OmniAmerican Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to approve the OmniAmerican merger proposal.	☐	☐	☐

The Board of Directors recommends a vote "FOR" Proposals 1, 2, and 3.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON [*], 2014:
The joint proxy statement/prospectus is available at www.[*].

Check Box if You Plan to Attend Meeting ☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2, AND 3 STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

VOTE BY INTERNET – Access www. [*] and follow the on-screen instructions. Have your proxy card available when you access the web page.

VOTE BY TELEPHONE – Call toll-free [*] from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

VOTE BY MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of OmniAmerican at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of OmniAmerican at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

______________________	______________________	______________________
Signature	Co-holder (if any)	Date

Please sign exactly as your name appears on this card. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

The above signatory acknowledges receipt from OmniAmerican prior to the execution of this proxy of a Notice of the Special Meeting, and Joint Proxy Statement/Prospectus dated [*], 2014.